Exhibit 99.2





          CORECOMM LIMITED 3-FOR-2 STOCK SPLIT BY WAY OF STOCK DIVIDEND
                             PAID SEPTEMBER 2, 1999

New York, New York, (September 2, 1999) - As previously announced, the CoreComm Limited (NASDAQ:COMMF) 3-for-2 stock split by way of a stock dividend was paid today to shareholders of record as of August 30,1999. On September 3, 1999, trading of Corecomm Limited on NASDAQ will give effect to this dividend.

Giving effect for the dividend, the number of common shares outstanding will be approximately 24.2 million.



For further information please contact: Richard J. Lubasch, Senior Vice President-General Counsel or Kathleen Makrakis, Director - Investor Relations at
(212) 906-8457.